UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 3, 2012

NICHOLAS FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	0-26680	8736-3354
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2454 McMullen Booth Road, Building C Clearwater, Florida		33759
(Address of Principal Executive Offices)		(Zip Code)

(727) 726-0763

(Registrant's telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 3, 2012, Nicholas Financial, Inc. (Nasdaq: NICK) (the “Company”) entered into an amended and restated Employment Agreement with each of Peter L. Vosotas, the Company’s Chairman, Chief Executive Officer and President, and Ralph T. Finkenbrink, the Company’s Senior Vice President-Finance, Chief Financial Officer and Secretary, principally for the purpose of addressing certain tax considerations relating to Section 409A of the Internal Revenue Code of 1986, as amended.

Mr. Vosotas’ employment agreement, as amended and restated, provides for a minimum base salary of $360,000 and annual performance bonuses as determined by the Compensation Committee of the Company’s Board of Directors. The term of the agreement, as amended and restated, automatically renews on March 16 of each year for a successive two-year term, unless the Company provides to Mr. Vosotas, at least sixty days prior to such date, written notification that it intends not to renew this agreement. The current term of Mr. Vosotas’ employment agreement will expire on March 16, 2014, unless automatically renewed as described above. Mr. Vosotas’ amended and restated employment agreement provides that, if he is terminated by the Company without cause, or if he terminates his employment upon (a) a good faith determination by him that the Company has materially breached his employment agreement, (b) a material adverse change in his working conditions or status, (c) a significant relocation of his principal office or (d) upon or within the two-year period following a change of control of the Company, a good faith determination by him that there has been any of the following: a breach of his employment agreement by the Company, any adverse change in his working conditions, status, authority, duties, responsibilities (including reporting other than directly to the Board of Directors) or any requirement that he relocate his principal office to a location that is more than ten miles from the location of his principal office immediately prior to the change of control, then he shall be entitled to a severance payment equal to the sum of two times his annual base salary in effect at the time of such termination and his average annual bonus for the two full calendar years immediately preceding such termination. Mr. Vosotas’ agreement further provides that, during the term of the agreement and for a period of two years thereafter, Mr. Vosotas will not, directly or indirectly, compete with the Company by engaging in certain proscribed activities.

Mr. Finkenbrink’s employment agreement, as amended and restated, currently provides for a minimum base salary of $250,000 and annual performance bonuses as determined by the Compensation Committee. The term of the agreement, as amended and restated, agreement automatically renews on November 22 of each year for a successive two-year term, unless the Company provides to Mr. Finkenbrink, at least sixty days prior to such date, written notification that it intends not to renew this agreement. The current term of Mr. Finkenbrink’s employment agreement will expire on November 22, 2013, unless automatically renewed as described herein. Mr. Finkenbrink’s amended and restated employment agreement provides that, if he is terminated by the Company without cause, or if he terminates his employment upon (a) a good faith determination by him that the Company has materially breached his employment agreement, (b) a material adverse change in his working conditions or status, (c) a significant relocation of his principal office or (d) upon or within the two-year period following a change of control of the Company, a good faith determination by him that there has been any of the following: a breach of his employment agreement by the Company, any adverse change in his working conditions, status, authority, duties, responsibilities (including reporting other than directly to the Board of Directors) or any requirement that he relocate his principal office to a location that is more than ten miles from the location of his principal office immediately prior to the change of control, then he shall be entitled to a severance payment equal to the sum of two times his annual base salary in effect at the time of such termination and his average annual bonus for the two full calendar years immediately preceding such termination. Mr. Finkenbrink’s agreement further provides that, during the term of the agreement and for a period of two years thereafter, Mr. Finkenbrink will not, directly or indirectly, compete with the Company by engaging in certain proscribed activities.

Copies of the amended and restated Employment Agreements with Messrs. Vosotas and Finkenbrink are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated into this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	Amended and Restated Employment Agreement, dated July 3, 2012, between Nicholas Financial, Inc. and Peter L. Vosotas, President and Chief Executive Officer.

10.2*	Amended and Restated Employment Agreement, dated July 3, 2012, between Nicholas Financial, Inc. and Ralph T. Finkenbrink, Senior Vice President-Finance and Chief Financial Officer.

*	Represents a management contract or compensatory plan, contract or arrangement in which a director or named executive officer of the Company participated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NICHOLAS FINANCIAL, INC.
(Registrant)

Date: July 6, 2012	/s/ Peter L. Vosotas
Peter L. Vosotas
Chairman, President, Chief Executive Officer
(Principal Executive Officer)

Date: July 6, 2012	/s/ Ralph T. Finkenbrink
Ralph T. Finkenbrink
Senior Vice President, Chief Financial Officer
(Principal Financial Officer and Accounting Officer)

EXHIBIT INDEX

Description

Exhibit No.	Description

10.1*	Amended and Restated Employment Agreement, dated July 3, 2012, between Nicholas Financial, Inc. and Peter L. Vosotas, President and Chief Executive Officer.

10.2*	Amended and Restated Employment Agreement, dated July 3, 2012, between Nicholas Financial, Inc. and Ralph T. Finkenbrink, Senior Vice President-Finance and Chief Financial Officer.

*	Represents a management contract or compensatory plan, contract or arrangement in which a director or named executive officer of the Company participated.

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